                                                                  Exhibit 4(b)

===============================================================================

                      UTILICORP CANADA FINANCE CORPORATION
                                    as Issuer




                              UTILICORP UNITED INC.
                                  as Guarantor


                                       and


                          BANK ONE TRUST COMPANY, N.A.
                                   as Trustee



                              ---------------------



                           7.75% Senior Notes due 2011


                              ---------------------



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 20, 2001




                              ---------------------





===============================================================================




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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE ONE  DEFINITIONS.....................................................2

ARTICLE TWO  TERMS AND ISSUANCE OF THE SENIOR NOTES..........................3
         Section 201.  Issue of Senior Notes.................................3
         Section 202.  Form of Senior Notes; Incorporation of Terms..........3
         Section 203.  Execution and Authentication..........................3
         Section 204.  Place of Payment......................................4
         Section 205.  Limitation on Issuance of Mortgage Bonds..............4
         Section 206.  Legend................................................4

ARTICLE THREE  MISCELLANEOUS.................................................5
         Section 301.  Execution of Supplemental Indenture...................5
         Section 302.  Conflict With Trust Indenture Act.....................6
         Section 303.  Effect of Headings....................................6
         Section 304.  Successors and Assigns................................6
         Section 305.  Separability Clause...................................6
         Section 306.  Benefits of First Supplemental Indenture..............6
         Section 307.  Governing Law.........................................6
         Section 308.  Execution and Counterparts............................6

EXHIBIT A..................................................................A-1
EXHIBIT B..................................................................B-1

          FIRST SUPPLEMENTAL INDENTURE, dated as of June 20, 2001 (herein called the "First Supplemental Indenture"), among UTILICORP CANADA FINANCE CORPORATION, an unlimited company duly organized and existing under the laws of the Province of Nova Scotia (the "Issuer"), UTILICORP UNITED INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), and BANK ONE TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee under the Original Indenture referred to below (the "Trustee").

                                   WITNESSETH:

          WHEREAS, the Issuer and the Guarantor have executed and delivered to the Trustee an Indenture, dated as of June 20, 2001 (the "Original Indenture," and together with the First Supplemental Indenture, the "INDENTURE"), to provide for the issuance from time to time of certain unsecured senior notes of the Issuer guaranteed by the Guarantor (the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture; and

          WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Issuer, the Guarantor and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture; and

          WHEREAS, the Issuer and the Guarantor desire to create a series of the Securities in an initial aggregate principal amount of US$200,000,000 to be designated the "7.75% Senior Notes due 2011", and all action on the part of the Issuer and the Guarantor necessary to authorize the issuance of the Senior Notes (as defined below) under the Original Indenture and this First Supplemental Indenture has been duly taken; and

          WHEREAS, all acts and things necessary to make the Senior Notes when executed by the Issuer and the Guarantor and completed, authenticated and delivered by the Trustee as in the Original Indenture and this First Supplemental Indenture provided, the valid and binding obligations of the Issuer and the Guarantor and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed; and

          WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Issuer, the Guarantor and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, add to the covenants of the Issuer and Guarantor for the benefit of the Holders of all or any series of Securities; and

          WHEREAS, the Issuer and Guarantor desire to limit the issuance of mortgage bonds by the Guarantor as set forth in Section 204 of this First Supplemental Indenture for the benefit of the Holders of the Senior Notes;


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          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          That in consideration of the premises, the Issuer and the Guarantor covenant and agree with the Trustee, for the equal benefit of Holders of the Senior Notes, as follows:


                                   ARTICLE ONE

                                   DEFINITIONS

          Except to the extent such terms are otherwise defined in the First Supplemental Indenture or the context clearly requires otherwise, all terms used in this First Supplemental Indenture which are defined in the Original Indenture or the form of Initial Note or Exchange Note attached as EXHIBITS A and B, respectively have the meanings assigned to them therein.

          As used in this First Supplemental Indenture, the following terms have the following meanings:

          "EXCHANGE NOTES" means the 7.75% Senior Notes due 2011 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

          "INITIAL NOTES" means the 7.75% Senior Notes due 2011 to be issued under this First Supplemental Indenture on or about the date of this First Supplemental Indenture.

          "ISSUE DATE" means the date on which the Initial Notes are originally issued.

          "PRIVATE EXCHANGE" means the offer by the Issuer and the Guarantor, pursuant to the Registration Rights Agreement, to the Purchasers to issue and deliver to the Purchasers, in exchange for the Initial Notes held by the Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "PRIVATE EXCHANGE NOTES" means the 7.75% Senior Notes due 2011 to be issued pursuant to the Indenture in connection with a Private Exchange effected pursuant to the Registration Rights Agreement.

          "PURCHASERS" means (i) Credit Suisse First Boston Corporation, TD Securities (USA) Inc., BMO Nesbitt Burns Corp. and RBC Dominion Securities Inc., in respect of the Initial Notes, or (ii) the purchasers of additional notes, as the case may be.

          "REGISTERED EXCHANGE OFFER" means an offer by the Issuer and the Guarantor, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of June 13, 2001 among the Issuer, the Guarantor and the Purchasers or (ii) any registration rights agreement entered into in connection with the issuance of additional notes following the Issue Date.

          "SENIOR NOTES" means the Initial Notes, the Exchange Notes, the Private Exchange Notes, and any other 7.75% Senior Notes due 2011 issued after the Issue Date in accordance with clause (iii) of Section 203 herein treated as a single class of securities for all purposes, including voting, as amended or supplemented from time to time in accordance with the terms of the Indenture, that are issued pursuant to the Indenture.

          "SHELF REGISTRATION STATEMENT" means the registration statement filed by the Issuer and the Guarantor in connection with the offer and sale of Senior Notes (other than Exchange Notes), pursuant to the Registration Rights Agreement.

          "TRANSFER RESTRICTED NOTES" means Senior Notes that bear or are required to bear the legend set forth in Section 206 hereof.


                                   ARTICLE TWO

                     TERMS AND ISSUANCE OF THE SENIOR NOTES

          Section 201. ISSUE OF SENIOR NOTES. A series of Securities which shall be designated the "7.75% Senior Notes due 2011" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture (including the form of Initial Note and Exchange Note set forth hereto as Exhibits A and B, respectively). The aggregate principal amount of Senior Notes of the series created hereby which may be authenticated and delivered under the Original Indenture shall initially be limited to US$200,000,000.

          Section 202. FORM OF SENIOR NOTES; INCORPORATION OF TERMS. The Initial Notes, the Private Exchange Notes and any additional notes issued in transactions exempt from registration under the Securities Act shall be substantially in the form of EXHIBIT A. The Exchange Notes shall be substantially in the form of EXHIBIT B. The Senior Notes may have such notations, legends or endorsements approved as to form by the Issuer and required, as applicable, by law, stock exchange rule, agreements to which the Issuer is subject and/or usage. The terms of the Senior Notes set forth in EXHIBIT A and EXHIBIT B are part of the terms of the Indenture.

          The Initial Notes are being offered and sold by UtiliCorp Canada Ventures LLC, a Delaware limited liability company ("UCV") pursuant to a Purchase Agreement, dated June 13, 2001, among the Issuer, the Guarantor, UCV and the Purchasers (the "PURCHASE AGREEMENT").

          Section 203. EXECUTION AND AUTHENTICATION. The Trustee, upon a Company Order and pursuant to the terms of the Indenture, shall authenticate and deliver
(i) Initial Notes for original issue in an initial aggregate principal amount of US$200,000,000, (ii) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, and
(iii) additional Senior Notes for original issue after the Issue Date in the amounts specified by the Issuer in a Company Order (and if in the form of EXHIBIT A or B, as the case may

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be, the same principal amount of Exchange Notes or Private Exchange Notes exchanged therefor upon consummation of the Registered Exchange Offer) in each case upon a Company Order. Such order shall specify the amount of the Senior Notes to be authenticated, the date on which the original issue of Senior Notes is to be authenticated, whether the Senior Notes are to be Initial Notes, Exchange Notes, Private Exchange Notes or Senior Notes issued pursuant to clause
(iii) above, and the aggregate principal amount of Senior Notes outstanding on the date of authentication. All of the Senior Notes issued under the Indenture shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, and offers to purchase.

          Section 204. PLACE OF PAYMENT. The Place of Payment will be initially the corporate trust offices of the Trustee which, at the date hereof, are located at Bank One Trust Company, NA, One Bank One Plaza, Suite 0126, Chicago, Illinois 60670-0126.

          Section 205. LIMITATION ON ISSUANCE OF MORTGAGE BONDS. The Guarantor will not (a) issue any mortgage bonds under its General Mortgage Indenture and Deed of Trust, dated September 15, 1988, between the Guarantor and Commerce Bank of Kansas City, N.A., as Trustee (the "General Mortgage"); or (b) issue any debenture or other obligation or instrument under the St. Joseph Power & Light Company Indenture of Mortgage and Deed of Trust, dated as of April 1, 1946, as amended and supplemented; PROVIDED, HOWEVER, that any such issuance of any debenture or other obligation or instrument under any indenture referenced in
(a) or (b) shall be permitted where the Guarantor directly secures the Senior Notes issued pursuant to this First Supplemental Indenture equally and ratably with such debenture or other obligation or instrument issued under such indenture.

          Section 206. LEGEND.

          (a) Except as permitted by the following paragraphs (b) and (c) each Senior Note certificate evidencing a Global Note (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF UTILICORP CANADA FINANCE CORPORATION AND UTILICORP UNTED INC. THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO UTILICORP CANADA FINANCE CORPORATION, UTILICORP UNITED INC. OR UTILICORP CANADA VENTURES LLC, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN

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     THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON
     RULE 144A OR (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE
     904 OF REGULATION S UNDER THE SECURITIES ACT."

          (b) Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Depositary shall, subject to approval by the Issuer and the provisions of Section 305 of the Indenture, permit the Holder thereof to request the issuance of a certificated Senior Note that does not bear the legend set forth above and rescind any restrictions on the transfer of such Transfer Restricted Note, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Depositary.

          (c) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note shall cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form shall cease to apply, and a certificated Initial Note or Private Exchange Note without legends shall be available (subject to Section 304 of the Indenture) to the transferee of the Holder of such Initial Notes or Private Exchange Notes or upon receipt of directions to transfer such Holder's interest in a Global Note, as applicable.

          (d) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form shall cease to apply and certificated Initial Notes with the restricted securities legend set forth in EXHIBIT A shall be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated form shall be available (subject to Section 304 of the Indenture) to Holders that exchange such Initial Notes in such Registered Exchange Offer.

          (e) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain holders be issued in global form shall still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in EXHIBIT A shall be available to Holders that exchange such Initial Notes in such Private Exchange.


                                  ARTICLE THREE

                                  MISCELLANEOUS

          Section 301. EXECUTION OF SUPPLEMENTAL INDENTURE. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

          Section 302. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          Section 303. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          Section 304. SUCCESSORS AND ASSIGNS. All covenants and agreements in this First Supplemental Indenture by the Issuer and Guarantor shall bind their successors and assigns, whether so expressed or not.

          Section 305. SEPARABILITY CLAUSE. In case any provision in this First Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 306. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing in this First Supplemental Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

          Section 307. GOVERNING LAW. This First Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

          Section 308. EXECUTION AND COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first above written.

                                       UTILICORP CANADA FINANCE CORPORATION,
                                       as Issuer


                                       By:   /s/ Stephen A. Raniseth
                                             --------------------------
                                             Name:  Stephen A. Raniseth
                                             Title: Treasurer



                                       UTILICORP UNITED INC., as Guarantor


                                       By:   /s/ Dale J. Wolf
                                             ---------------------------
                                             Name:  Dale J. Wolf
                                             Title: Vice President, Finance,
                                                    Treasurer and Secretary



                                       BANK ONE TRUST COMPANY, NA,
                                        as Trustee


                                       By:   /s/ Joseph J. Morand
                                             ---------------------------
                                             Name:  Joseph J. Morand
                                             Title: Vice President

                                                                       EXHIBIT A


                              [GLOBAL NOTE LEGEND]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                         [FORM OF FACE OF INITIAL NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF UTILICORP CANADA FINANCE CORPORATION AND UTILICORP UNITED INC. THE GUARANTOR THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO UTILICORP CANADA FINANCE CORPORATION, UTILICORP UNITED INC. AND UTILICORP CANADA VENTURES LLC, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

RESTRICTED                                                           RESTRICTED

                      UTILICORP CANADA FINANCE CORPORATION

                           7.75% SENIOR NOTE DUE 2011

Number                                                       US$
       ------                                                CUSIP __________


          UtiliCorp Canada Finance Corporation, a Nova Scotia unlimited company (herein called the "Issuer,"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of (US$ ) on June 15,

2011, and to pay interest thereon from the date of the issuance of this Security or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year, commencing December 15, 2001, at the rate per annum provided in the title hereof until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the 15th calendar day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Issuer may pay principal by check payable in such money or by wire transfer to a dollar account maintained by the Holder (if the Holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000). The Issuer may pay interest by mailing a dollar check to a Holder's registered address or, upon application by the Holder hereof to the Security Registrar, not later than the applicable record date, by wire transfer to a dollar account maintained by the Holder (if the Holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000).

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in full at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       UTILICORP CANADA FINANCE CORPORATION



Dated: _______________, 20__            By: ______________________________
                                             Name:
                                             Title:


                                    GUARANTEE

          For value received, UtiliCorp United Inc., a Delaware corporation (herein called the "Guarantor,"), hereby absolutely, unconditionally and irrevocably guarantees to the Holder of this Security the payment of principal of, interest on and Additional Amounts in respect of the Security upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, on such Security, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Securities, to the holder of such Security and the Trustee, all in accordance with and subject to the terms and limitations of such Security and Article Thirteen of the Indenture. This Guarantee ranks pari passu to the existing and future unsecured and unsubordinated indebtedness of the Guarantor. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.



Dated:                                 UTILICORP UNITED INC.


                                       By: ________________________________
                                           Name:
                                           Title:



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Senior Notes
of the Series referred to in the
within-mentioned Indenture


BANK ONE TRUST COMPANY, NA,
   as Trustee



By: _________________________________

                        [FORM OF REVERSE OF INITIAL NOTE]

                      UTILICORP CANADA FINANCE CORPORATION

                           7.75% SENIOR NOTE DUE 2011


          This Senior Note is one of a duly authorized series of Securities of the Issuer, issued and to be issued in one or more series under an Indenture dated as of June 20, 2001 (the "Indenture") between the Issuer, UtiliCorp United Inc., as Guarantor, and Bank One Trust Company, NA, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto (including the First Supplemental Indenture dated as of June 20, 2001, which authorizes the Senior Notes) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to US$200,000,000.

          The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an "Interest Period," PROVIDED, HOWEVER, that the first Interest Period shall begin from the date of the issuance of this Security and extend through December 14, 2001, the day preceding the first Interest Payment Date.

          Interest on the Security will be calculated on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by 360. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

          1. SINKING FUND. This Security is not subject to any sinking fund.

          2. REDEMPTION. This Security may be redeemed at the option of the Issuer at any time, in whole or in part, at a Redemption Price equal to the greater of (1) the par value or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-days months) at the Treasury Yield (as defined below), plus 50 basis points, plus accrued interest, plus any Additional Amounts.

          "Treasury Yield" means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

        "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

          "Comparable Treasury Price" means, for any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (B) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the Quotations.

          "Independent Investment Banker" means Credit Suisse First Boston Corporation or TD Securities (USA) Inc. or their successors or, if Credit Suisse First Boston Corporation or TD Securities (USA) Inc. or their successors are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the trustee after consultation with the Issuer.

          "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

          "Reference Treasury Dealer" means (1) Credit Suisse First Boston Corporation, TD Securities (USA) Inc. and any other primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with Credit Suisse First Boston Corporation or TD Securities
(USA) Inc. and respective successors, provided, however, that if Credit Suisse First Boston Corporation or TD Securities (USA) Inc. or any of their designees ceases to be a Primary Treasury Dealer, the Issuer will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Issuer. Any redemption hereunder shall be made following prior notice given to the relevant Holder(s) not more than 60 nor less than 30 days prior to such redemption date. In the event of redemption of this Security in part only, a new Security for the unredeemed portion hereof shall be issued in the name of the relevant Holder(s) hereof upon surrender hereof.

          3. DEFEASANCE. The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Issuer with certain conditions set forth therein.

          4. EVENTS OF DEFAULT. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          5. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          6. OBLIGATION OF THE ISSUER AND THE GUARANTOR. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer and the Guarantor, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          7. EXCHANGE OF SECURITY. This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Issuer executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable or
(z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

          8. TRANSFERS OF SECURITY. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          9. REGISTRATION RIGHTS. The Holders of any Security are entitled to the benefits of the Registration Rights Agreement dated as of June 13, 2001, among the Issuer, the Guarantor, Credit Suisse First Boston Corporation, TD Securities (USA), Inc., BMO Nesbitt Burns Corp. and RBC Dominion Securities Corporation.

          10. DENOMINATIONS OF SECURITY. The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of

$1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          11. Additional Amounts. If the Issuer is required to withhold or deduct any amount for or on account of any Taxes (as defined in the Indenture) for any payment made under or with respect to this Security, the Issuer will pay any Additional Amounts (as defined in the Indenture).

          12. No Service Charge. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          13. PERSONS DEEMED OWNERS. Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          14. GOVERNING LAW. This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

          15 TERMS. All terms used in this Security which are defined in the Indenture or in any indenture supplemental thereto, but are not defined in this Security, shall have the meanings assigned to them therein.

          16. CUSIP NUMBER. Pursuant to a recommendation promulgated by the Committee on Uniform Security Administration Procedures, the Issuer has caused a CUSIP number to be printed on this Security and the Trustee may use such CUSIP number in notices as a convenience to Holders. No representation is made as to the accuracy of the CUSIP number either printed on this Security or as contained in any notice and reliance may be placed only on other identification numbers placed thereon.

                                                                       EXHIBIT B

                              [GLOBAL NOTE LEGEND]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                         [FORM OF FACE OF INITIAL NOTE]


REGISTERED                                                           REGISTERED

                      UTILICORP CANADA FINANCE CORPORATION

                           7.75% SENIOR NOTE DUE 2011

Number ___                                                               US%

                                                                 CUSIP

          UtiliCorp Canada Finance Corporation, a Nova Scotia unlimited company (herein called the "Issuer,"), for value received, hereby promises to pay to
Cede & Co., or registered assigns, the principal sum of       (US$ )      on
June 15, 2011, and to pay interest thereon from the date of the issuance of this Security or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year, commencing December 15, 2001, at the rate per annum provided in the title hereof until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the 15th calendar day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Issuer may pay principal by check payable in such money or by wire transfer to a dollar account maintained by the Holder (if the Holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000). The Issuer may pay interest by mailing a dollar check to a Holder's registered address or, upon application by the Holder hereof to the Security Registrar, not later than the applicable record date, by wire transfer to a dollar account maintained by the Holder (if the Holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000).

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in full at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       UTILICORP CANADA FINANCE
                                        CORPORATION


Dated:   ______, 20__                  By: ________________________________
                                           Name:
                                           Title:

                                    GUARANTEE

          For value received, UtiliCorp United Inc., a Delaware corporation (herein called the "Guarantor,"), hereby absolutely, unconditionally and irrevocably guarantees to the Holder of this Security the payment of principal of, interest on and Additional Amounts in respect of the Security upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, on such Security, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Securities, to the holder of such Security and the Trustee, all in accordance with and subject to the terms and limitations of such Security and Article Thirteen of the Indenture. This Guarantee ranks pari passu to the existing and future unsecured and unsubordinated indebtedness of the Guarantor. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

                                       UTILICORP UNITED INC.


                                       By: ___________________________
                                           Name:
                                             Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Senior Notes
of the Series referred to in the
within-mentioned Indenture


BANK ONE TRUST COMPANY, NA,
   as Trustee


By: _________________________________

                        [FORM OF REVERSE OF INITIAL NOTE]


                      UTILICORP CANADA FINANCE CORPORATION

                           7.75% SENIOR NOTE DUE 2011


          This Senior Note is one of a duly authorized series of Securities of the Issuer, issued and to be issued in one or more series under an Indenture dated as of June 20, 2001 (the "Indenture") between the Issuer, UtiliCorp United Inc., as Guarantor, and Bank One Trust Company, NA, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto (including the First Supplemental Indenture dated as of June 20, 2001, which authorizes the Senior Notes) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to US$200,000,000.

          The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an "Interest Period," PROVIDED, HOWEVER, that the first Interest Period shall begin from the date of the issuance of this Security and extend through December 14, 2001.

          Interest on the Security will be calculated on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by 360. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

          1. SINKING FUND. This Security is not subject to any sinking fund.

          2. REDEMPTION. This Security may be redeemed at the option of the Issuer at any time, in whole or in part, at a Redemption Price equal to the greater of (1) the par value or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-days months) at the Treasury Yield (as defined below), plus 50 basis points, plus accrued interest, plus any Additional Amounts.

          "Treasury Yield" means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

          "Comparable Treasury Price" means, for any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (B) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the Quotations.

          "Independent Investment Banker" means Credit Suisse First Boston Corporation or TD Securities (USA) Inc. or their successors or, if Credit Suisse First Boston Corporation or TD Securities (USA) Inc. or their successors are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the trustee after consultation with the Issuer.

          "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

          "Reference Treasury Dealer" means (1) Credit Suisse First Boston Corporation, TD Securities (USA) Inc. and any other primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with Credit Suisse First Boston Corporation or TD Securities
(USA) Inc. and respective successors, provided, however, that if Credit Suisse First Boston Corporation or TD Securities (USA) Inc. or any of their designees ceases to be a Primary Treasury Dealer, the Issuer will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Issuer. Any redemption hereunder shall be made following prior notice given to the relevant Holder(s) not more than 60 nor less than 30 days prior to such redemption date. In the event of redemption of this Security in part only, a new Security for the unredeemed portion hereof shall be issued in the name of the relevant Holder(s) hereof upon surrender hereof.

          3. DEFEASANCE. The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Issuer with certain conditions set forth therein.

          4. EVENTS OF DEFAULT. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          5. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          6. OBLIGATION OF THE ISSUER AND THE GUARANTOR. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer and the Guarantor, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          7. EXCHANGE OF SECURITY. This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Issuer executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable or
(z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

          8. TRANSFERS OF SECURITY. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          9. REGISTRATION RIGHTS. The Holders of any Security are entitled to the benefits of the Registration Rights Agreement dated as of June 13, 2001, among the Issuer, the Guarantor, Credit Suisse First Boston Corporation, TD Securities (USA), Inc., BMO Nesbitt Burns Corp. and RBC Dominion Securities Corporation.

          10. DENOMINATIONS OF SECURITY. The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of

$1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          11. Additional Amounts. If the Issuer is required to withhold or deduct any amount for or on account of any Taxes (as defined in the Indenture) for any payment made under or with respect to this Security, the Issuer will pay any Additional Amounts (as defined in the Indenture).

          12. No Service Charge. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          13. PERSONS DEEMED OWNERS. Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          14. GOVERNING LAW. This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

          15. TERMS. All terms used in this Security which are defined in the Indenture or in any indenture supplemental thereto, but are not defined in this Security, shall have the meanings assigned to them therein.

          16. CUSIP NUMBER. Pursuant to a recommendation promulgated by the Committee on Uniform Security Administration Procedures, the Issuer has caused a CUSIP number to be printed on this Security and the Trustee may use such CUSIP number in notices as a convenience to Holders. No representation is made as to the accuracy of the CUSIP number either printed on this Security or as contained in any notice and reliance may be placed only on other identification numbers placed thereon.